Exhibit 10.3

AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND JUNIOR CONVERTIBLE NOTE

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND JUNIOR CONVERTIBLE NOTE (“Amendment”) is dated as of January 20, 2026, and is entered into by and among Roadzen, Inc., a BVI business company limited by shares incorporated with limited liability in the British Virgin Islands (the “Company”), and ________________ (the “Purchaser”). The Company and the Purchaser are hereinafter sometimes collectively referred to as the “Parties” and each individually as a “Party”.

RECITALS:

WHEREAS, the Company and the Purchaser are party to (i) that certain Securities Purchase Agreement dated November 20, 2025 (the “SPA”), and (ii) that certain Junior Convertible issued by the Company to the Purchaser pursuant to the SPA (the “Note”);

WHEREAS, the Company and the Purchaser desire to amend certain terms and conditions of the Note as provided herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment but not otherwise defined herein have the meanings given such terms in the SPA or the Note, as applicable.

2. Amendments and Agreements regarding the Note.

(a)	Section 4(a)(ii) of the Note is amended and restated as follows: “the Company’s (A) failure to cure a Conversion Failure under this Note or the January 2026 Notes by delivery of the required number of Ordinary Shares within five (5) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes or the January 2026 Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes or January 2026 Notes into Ordinary Shares that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d) hereof or thereof;”

(b)	Section 4(a) is amended by adding a new paragraph (xx): “any Event of Default (as defined in the January 2026 Notes) occurs with respect to the January 2026 Notes.”

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(c)	Section 8(g) of the Note is amended and restated as follows: “Notwithstanding anything to the contrary in this Note, at any time and from time to time the Company shall, subject to the Redemption Conditions, have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 8(g) shall be redeemed by the Company in cash, at the Redemption Price of the Conversion Amount being redeemed as of the Company Optional Redemption Date. The Company may exercise its right to require redemption under this Section 8(g) by delivering a written notice thereof by electronic mail or overnight courier to the Holder (the “Company Optional Redemption Notice” and the date the Holder receives such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice in any twenty (20) Trading Day period and any such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall be at least twenty (20) Trading Days following the Company Optional Redemption Notice Date, and (y) state the Conversion Amount of the Note which is being redeemed in such Company Optional Redemption Amount on the Company Optional Redemption Date. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8(g) shall be made in accordance with Section 11. For purposes hereof, the Company’s right to exercise the Company Optional Redemption is subject to the following “Redemption Conditions”: (1) on any Trading Day in question, the Company shall not deliver a Company Optional Redemption Notice, and may not effect a Company Optional Redemption, if on such Trading Day or on any of the ten (10) immediately preceding trading days, the VWAP for the Ordinary Shares was equal to or greater than the Conversion Price. Without limiting the generality of the foregoing, if at any time following the delivery of a Company Optional Redemption Notice, the VWAP for the Ordinary Shares exceeds the Conversion Price, then, at the option of the Holder by written notice to the Company, such Company Optional Redemption Notice shall be deemed void ab initio, and (2) at the time that the Company delivers a Company Optional Redemption Notice, the Company shall not be in possession of any material, non-public information (within the meaning of Exchange Act) that would reasonably be expected to result in an increase of the market value of the Ordinary Shares.”

(d)	Section 13(a) of the Note is amended by adding the following as the last sentence thereof: “Notwithstanding anything to contrary herein, in no event shall the Company incur, or permit any Subsidiary to incur, any Indebtedness other than (x) Indebtedness to the Holder and its Affiliates, and (y) other Indebtedness not to exceed $20,000,000 principal amount in the aggregate at any time; provided, however, if any such Indebtedness is secured, it shall not mature prior to June 30, 2027.”

(e)	Section 13 of the Note is amended by adding the following as a new Section 13(o): “The Company shall not, and shall not permit any Subsidiary to: (x) issue and Indebtedness or preferred shares that are, at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or (y) issue any Disqualified Stock (as defined herein). For purposes of this Note, “Disqualified Stock” means any equity interests of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the occurrence of any event or condition, (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, or (c) is or becomes convertible into or exchangeable for Indebtedness, in the case of each of clauses (a), (b), and (c), on or prior to August 31, 2027.

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(f)	Section 31 of the Note is amended by adding the following new definition in appropriate alphabetical order: ““January 2026 Notes” means the Junior Convertible Notes issued to the Holder on or around January 16, 2026, pursuant to the Securities Purchase Agreement, dated January 16, 2026, by and between the Company and the Holder.

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a) Signature. Each Party shall have delivered an executed counterpart of its signature page to this Amendment;

(b) No Event of Default. After giving effect to this Amendment and the transactions contemplated hereby, no Event of Default shall have occurred and be continuing; and

(c) Additional Notes. The issuance and sale of additional notes pursuant to the Securities Purchase Agreement, dated January 16, 2026, by and between the Company and the Purchaser.

4. Reserved

5. Affirmations. The Company acknowledges and agrees:

(a) the Transaction Documents are legal, valid, binding and enforceable against the Company accordance with their respective terms;

(b) the Company’s obligations under the Note and the other Transaction Documents are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever; and

(c) the Purchaser has fully and timely performed all of its obligations and duties in compliance with the Transaction Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.

6. Severability. The illegality or unenforceability of any provision of this Amendment shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment.

7. References. Any reference to the Notes contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Notes or any other Transaction Document to the Notes shall be a reference to the Notes as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

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8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt by telecopy of any executed signature page to this Amendment shall constitute effective delivery of such signature page. This Amendment to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “pdf”), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

9. Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

10. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Notes and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Notes. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Notes and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. This Amendment constitutes the entire agreement, and supersedes all prior understandings and agreements, among the parties relating to the subject matter hereof.

11. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

12. Disclosure/8-K obligation. The Company will disclose the material terms of this Amendment and the transactions contemplated hereby in a Current Report on Form 8-K, and attaching this Amendment as an exhibit thereto, by not later than 8:30 a.m. on the Trading Day immediately following the execution of this Amendment (the “Form 8-K”). Upon the filing of such Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all “material, non-public information” delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

Roadzen, Inc

By:	/s/ Jean-Noel Gallardo
Name:	Jean-Noel Gallardo
Title:	Chief Financial Officer

PURCHASER

By:
Name:
Title:

Signature Page to Amendment to Securities and

Purchase Agreement and Note

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